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                                                                      EXHIBIT 99
                                REVOCABLE PROXY
                                 PINNACLE BANK

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                      1996 ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 1996

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             The undersigned stockholder of Pinnacle Bank (the "Bank") hereby appoints Max Perdue and Carlton Mayhall, Jr., or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Bank which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at The Chamber of Commerce of Walker County Auditorium, Jasper, Alabama on Wednesday, November 20, 1996 at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

                                                                                           VOTE
                                                                        FOR              WITHHELD
                                                                        ---              --------
I.  Election as directors of all nominees                               -----               -----
    listed below for terms to expire in 1999
    (except as marked to the contrary).                                 -----               -----

             O. H. Brown
             James W. Cannon
             Sam W. Murphy
             J. T. Waggoner

             INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR
             ANY NOMINEE(S), WRITE THAT NOMINEE'S
             NAME ON THE LINE BELOW.

             ----------------------------------------

                                                                        FOR           AGAINST        ABSTAIN
                                                                        ---           -------        -------

II.   Ratification of appointment of Arthur Andersen LLP                -----          -----           -----
      as the Bank's independent auditors for the fiscal
      year ending June 30, 1997.                                        -----          -----           -----


III.  Approval of the reorganization of the Bank into the
      holding company form of ownership by approving an
      Agreement and Plan of Reorganization, pursuant to
      which the Bank will become a wholly owned subsidiary
      of a holding company, Pinnacle Bancshares, Inc., a
      Delaware corporation (the "Holding Company"), and
      each outstanding share of common stock of the Bank                -----          -----           -----
      will be converted into one share of the common stock
      of the Holding Company.                                           -----          -----           -----

                                                                        -----          -----           -----
IV.   Approval of the Pinnacle Bank 1996 Stock Option and
      Incentive Plan.                                                   -----          -----           -----


V.    Adjournment of the Annual Meeting to a later date if
      an insufficient number of shares is present in person             -----          -----           -----
      or by proxy at the Annual Meeting to approve any of
      the foregoing proposals.                                          -----          -----           -----


VI. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.





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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Bank which the undersigned is entitled to vote at the Annual Meeting.

      The undersigned stockholder acknowledges receipt from the Bank, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the 1996 Annual Report to Stockholders.

Dated:                        , 1996
       ----------------- -----


- --------------------------------------             --------------------------------------
PRINT NAME OF STOCKHOLDER                          PRINT NAME OF STOCKHOLDER


- --------------------------------------             --------------------------------------
SIGNATURE OF STOCKHOLDER                           SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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